UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2018

REDWOOD MORTGAGE INVESTORS VIII

a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	000-27816	94-3158788
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Bovet Road, Suite 520
San Mateo, CA	94402-3191
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 365-5341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2018 Redwood Mortgage Investors VIII a California Limited Partnership (“we” or “our”) closed on the sale of loans comprising approximately 7% of our loan portfolio (the “loans”) to an unaffiliated bank (the “Acquiror”) pursuant to an Asset Sale Agreement dated June 27, 2018 (the “Asset Sale Agreement”). The Asset Sale Agreement contains customary representations, warranties, and covenants. The loans represented principal of $7,192,267 and interest owing of $43,002. The mortgage servicing rights were released to the Acquiror. The loans sold are secured by property located in the California counties of Alameda, Los Angeles, and Riverside. The transaction is the first of a planned ongoing program of loan sales to be undertaken, and was arranged by a third party unaffiliated national firm engaged by one of our general partners, Redwood Mortgage Corp. The transaction generated an immaterial gain net of expenses in our June results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD MORTGAGE INVESTORS VIII

By:	Redwood Mortgage Corp., General Partner

By:	/s/ Michael R. Burwell
Name:	Michael R. Burwell
Title:	President, Secretary and Treasurer

Date: July 2, 2018

REDWOOD MORTGAGE INVESTORS VIII

By:	Michael Burwell, General Partner

By:	/s/ Michael R. Burwell
Name:	Michael R. Burwell
Title:	General Partner

Date: July 2, 2018